DISTRIBUTION AGREEMENT

AGREEMENT made as of March 1, 2007 between Greenwich Advisors Trust (the “Company”), having an office at 330 Railroad Avenue, Greenwich, CT 06830, and BISYS Fund Services Limited Partnership (“Distributor”), having an office at 100 Summer Street, Boston, Massachusetts 02110.

WHEREAS, the Company is an open-end management investment company, organized as a trust and registered with the Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, it is intended that Distributor act as the distributor of the shares of beneficial interest (“Shares”) of each series of the Company, as listed on Schedule A, and such series as are hereafter created (all of the foregoing series individually referred to herein as a “Fund” and collectively as the “Funds”).

NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.

Services as Distributor.

1.1

Distributor will act as agent of Company on behalf of each Fund for the distribution of the Shares covered by the registration statement of Company then in effect under the Securities Act of 1933, as amended (the “Securities Act”) and the 1940 Act.  As used in this Agreement, the term “registration statement” shall mean the registration statement of the Company and any amendments thereto, then in effect, including Parts A (the Prospectus), B (the Statement of Additional Information) and C of each registration statement, as filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto.  The term “Prospectus” shall mean the then-current form of Prospectus and Statement of Additional Information used by the Funds, in accordance with the rules of the Commission, for delivery to shareholders and prospective shareholders after the effective dates of the above-referenced registration statements, together with any amendments and supplements thereto.  The Company will notify Distributor in advance of any proposed changes to Schedule A to this Agreement.

1.2

Consistent with the understanding between the Funds and the Distributor, Distributor may solicit orders for the sale of the Shares and may undertake such advertising and promotion as it believes reasonable in connection with such solicitation.  The Company understands that Distributor is now and may in the future be the distributor of the shares of many other investment companies or series, including investment companies having investment objectives similar to those of the Company.  The Company further understands that shareholders and potential shareholders in the Company may invest in shares of such other investment companies.  The Company agrees that Distributor’s obligations to other investment companies shall not be deemed in conflict with its obligations to the Company under this Section 1.2.

1.3

Consistent with the understanding between the Funds and the Distributor, and subject to the last sentence of this Section 1.3, Distributor may engage in such activities as it deems appropriate in connection with the promotion and sale of the Shares, including without limitation entering into dealer agreements and other selling agreements with broker-dealers and other intermediaries; advertising; compensation of underwriters, dealers and sales personnel; the printing and mailing of Prospectuses to prospective shareholders other than current shareholders; and the printing and mailing of sales literature.  Distributor shall have no obligation to make any payments to any third parties, whether as financing of commissions, sales concessions or similar payments; finder’s fees; compensation; or otherwise, unless: (i) Distributor has received a corresponding payment from the applicable Fund’s Distribution Plan (as defined in Section 2 of this Agreement), the Fund’s investment adviser (the “Adviser”) or from another source as may be permitted by applicable law, and (ii) such corresponding payment has been approved by the Company’s Board of Trustees (the “Board”).

1.4

In its capacity as distributor of the Shares, all activities of the Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all applicable rules and regulations promulgated by the Commission thereunder, and all applicable rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934.

1.5

Whenever in their judgment such action is warranted by unusual market, economic or political conditions or by abnormal circumstances of any kind, the Company’s officers may upon reasonable notice instruct the Distributor to decline to accept any orders for or make any sales of the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

1.6

The Company agrees to inform the Distributor from time to time of the states in which the Fund or its administrator has registered or otherwise qualified Shares for sale, and the Company agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as the Distributor may designate.

1.7

The Company shall furnish from time to time, for use in connection with the sale of the Shares, such supplemental information with respect to the Funds and the Shares as Distributor may reasonably request; and the Company warrants that the statements contained in any such supplemental information will fairly show or represent what they purport to show or represent.  The Company shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds’ books and accounts prepared by the Company, and (b) from time to time such additional information regarding the Funds as the Distributor may reasonably request.

1.8

The Company represents and warrants to Distributor that: (a) all registration statements, and each Prospectus, filed by the Company with the Commission under the Securities Act and the 1940 Act shall be prepared in conformity with requirements of said Acts and rules and regulations of the Commission thereunder; (b) all Company-related advertisement or sales literature shall be prepared in conformity with requirements of applicable laws and regulations; (c) the registration statement, Prospectus and advertisement or sales literature shall contain all statements required to be stated therein in conformity with said Acts, laws and regulations and the rules and regulations of the Commission thereunder or other applicable regulatory authority, and all statements of fact contained in any such registration statement, Prospectus and advertisement or sales literature are true and correct in all material respects; (d) neither any registration statement nor any Prospectus nor any advertisement or sales literature includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares; (e) no portfolio securities transactions of the Funds, or commissions in connection therewith, shall be directed to any dealer by the Funds, the Adviser, or any of their respective affiliates, in connection with any fees that are not permitted by Rule 12b-1 under the 1940 Act (“Non-Rule 12b-1 Fees”) payable to any dealer; (f) each Fund or the Adviser has implemented policies and procedures required by Rule 12b-1(h)(2)(ii) under the 1940 Act and has determined that the criteria used to select broker-dealers that both execute Fund portfolio transactions and promote or sell the Shares is reasonable; and (g) each Fund’s Prospectus contains such disclosure with respect to fees paid and charges imposed in connection with the sale of the Shares as is necessary to comply with all laws, rules and regulations, including, without limitation, disclosure of all Non-Rule 12b-1 Fees as required by Rule 2830(l) of the NASD Conduct Rules, as well as the nature and extent of the Non-Rule 12b-1 Fees, or such Non-Rule 12b-1 fees and charges will be in compliance with the rules and regulations of the NASD, including, without limitation, Rule 2830 of the NASD Conduct Rules.

The foregoing representations and warranties shall continue throughout the term of this Agreement and be deemed to be of a continuing nature, applicable to all Shares distributed hereunder.  The Company may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any Prospectus as, in the light of future developments, may, in the opinion of the Company’s counsel, be necessary or advisable.  If the Company shall not propose any amendment or amendments and/or supplement or supplements within 15 days after receipt by the Company of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement.  In such case, the Distributor will be held harmless from, and indemnified by Company for, any liability or loss resulting from the failure to implement such amendment.  The Company shall not file any amendment to any registration statement or supplement to any Prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Company’s right to file at any time such amendments to any registration statement and/or supplements to any Prospectus, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional.

1.9

The Company authorizes the Distributor and dealers to use any Prospectus in the form furnished by the Company from time to time in connection with the sale of the Shares.

1.10

The Distributor may utilize agents in its performance of its services and, with prior notice to the Company, appoint in writing other parties qualified to perform specific administration services reasonably acceptable to the Company (individually, a “Sub-Agent”) to carry out some or all of its responsibilities under this Agreement; provided, however, that a Sub-Agent shall be the agent of the Distributor and not the agent of the Company, and that the Distributor shall be fully responsible for the acts of such Sub-Agent and shall not be relieved of any of its responsibilities hereunder by the appointment of a Sub-Agent.

1.11

The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor’s part in the performance of its obligations under this Agreement, from reckless disregard by the Distributor of its obligations under this Agreement, or from the Distributor’s failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder.  The Company agrees to indemnify, defend and hold harmless the Distributor, its officers, partners, employees, subsidiaries, affiliates, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act,  (collectively, “Distributor Indemnitees”), from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) (collectively, “Claims”) which the Distributor Indemnitees may incur under the Securities Act, or under common law, or otherwise, arising out of or based upon: (a) the Distributor acting as distributor of the Funds; (b) the Distributor or any subsidiary or affiliate of the Distributor acting as a member of the National Securities Clearing Corporation (or any successor or other entity performing similar functions) (“NSCC”) on behalf of the Company; (c) the Distributor or any subsidiary or affiliate of the Distributor entering into selling agreements, dealer agreements, participation agreements, NSCC Trust SERV or Networking agreements or similar agreements (collectively, “Dealer Agreements”) with financial intermediaries on behalf of the Company; (d) any of the following: (i) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any Prospectus, (ii) any omission, or alleged omission, to state a material fact required to be stated in any registration statement or any Prospectus or necessary to make the statements therein not misleading, or (iii) any untrue statement, or alleged untrue statement, of a material fact in any Company-related advertisement or sales literature, or any omission, or alleged omission, to state a material fact required to be stated therein to make the statements therein not misleading, in either case notwithstanding the exercise of reasonable care in the preparation or review thereof by the Distributor; (e) the breach by the Company of any provision of this Agreement, including without limitation a breach by the Company of its obligations with respect to any Fund’s transfer agent as set forth in Section 1.15 of this Agreement, to the extent applicable; or (f) the electronic processing of orders over the internet at the Company’s request; provided, however, that the Company’s agreement to indemnify the Distributor Indemnitees pursuant to this Section 1.11 shall not be construed to cover any Claims (A) pursuant to subsection (d) above to the extent such untrue statement, alleged untrue statement, omission, or alleged omission, was furnished in writing, or omitted from the relevant writing furnished, as the case may be, to the Company by the Distributor for use in the registration statement or in corresponding statements made in the Prospectus, advertisement or sales literature; (B) arising out of or based upon the willful misfeasance, bad faith or gross negligence of the Distributor in the performance of its obligations under this Agreement or the Distributor’s reckless disregard of its obligations under this Agreement; or (C) arising out of or based upon the Distributor’s failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder.

In the event of a Claim for which the Distributor Indemnitees may be entitled to indemnification hereunder, the Distributor shall fully and promptly advise the Company in writing of all pertinent facts concerning such Claim, but failure to do so in good faith shall not affect the Company’s indemnification obligations under this Agreement except to the extent that the Company is materially prejudiced thereby.  The Company will be entitled to assume the defense of any suit brought to enforce any such Claim if such defense shall be conducted by counsel of good standing chosen by the Company and approved by the Distributor, which approval shall not be unreasonably withheld.  In the event any such suit is not based solely on an alleged untrue statement, omission, or wrongful act on the Company’s part, the Distributor shall have the right to participate in the defense.  In the event the Company elects to assume the defense of any such suit and retain counsel of good standing so approved by the Distributor, the Distributor Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in any case where the Company does not elect to assume the defense of any such suit or in case the Distributor reasonably withholds approval of counsel chosen by the Company, the Company will reimburse the Distributor Indemnitees named as defendants in such suit, for the reasonable fees and expenses of any counsel retained by them to the extent related to a Claim covered under this Section 1.11.  The Company’s indemnification agreement contained in this Section 1.11 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor Indemnitees, and shall survive the delivery of any Shares.

1.12

The Distributor agrees to indemnify, defend and hold harmless the Company, its officers, trustees, directors, employees, and any person who controls the Company within the meaning of Section 15 of the Securities Act (collectively, “Company Indemnitees”), from and against any and all Claims which the Company Indemnitees may incur under the Securities Act or under common law or otherwise, arising out of or based upon (a) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement, Prospectus, or Company-related advertisement or sales literature, or upon any omission, or alleged omission, to state a material fact in such materials that would be necessary to make the information therein not misleading, which untrue statement, alleged untrue statement, omission, or alleged omission, was furnished in writing, or omitted from the relevant writing furnished, as the case may be, to the Company by the Distributor for use in the registration statement or in corresponding statements made in the Prospectus, or advertisement or sales literature; (b) the willful misfeasance, bad faith or gross negligence of the Distributor in the performance of its obligations under this Agreement, or the Distributor’s reckless disregard of its obligations under this Agreement, or (c) the Distributor’s failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder (other than in respect of Fund-related advertisements or sales literature that fail to comply with applicable laws despite the Distributor’s exercise of reasonable care in the preparation and review thereof); provided, however, that the Distributor’s agreement to indemnify the Company Indemnitees pursuant to this Section 1.12 shall not be construed to cover any Claims (A) arising out of or based upon the willful misfeasance, bad faith or gross negligence of the Company in the performance of its obligations under this Agreement or the Company’s reckless disregard of its obligations under this Agreement; or (B) arising out of or based upon the Company’s failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder.

In the event of a Claim for which the Company Indemnitees may be entitled to indemnification hereunder, the Company shall fully and promptly advise the Distributor in writing of all pertinent facts concerning such Claim, but failure to do so in good faith shall not affect the Distributor’s indemnification obligations under this Agreement except to the extent that the Distributor is materially prejudiced thereby.  The Distributor will be entitled to assume the defense of any suit brought to enforce any such Claim if such defense shall be conducted by counsel of good standing chosen by the Distributor and approved by the Company, which approval shall not be unreasonably withheld.  In the event any such suit is not based solely on an alleged untrue statement, omission, or wrongful act on the Distributor’s part, the Company shall have the right to participate in the defense.  In the event the Distributor elects to assume the defense of any such suit and retain counsel of good standing so approved by the Company, the Company Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in any case where the Distributor does not elect to assume the defense of any such suit or in case the Company reasonably withholds approval of counsel chosen by the Distributor, the Distributor will reimburse the Company Indemnitees named as defendants in such suit, for the reasonable fees and expenses of any counsel retained by them to the extent related to a Claim covered under this Section 1.12.  The Distributor’s indemnification agreement contained in this Section 1.12 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company Indemnitees, and shall survive the delivery of any Shares.

1.13

No Shares shall be offered by either the Distributor or the Company under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Company if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current Prospectus as required by Section 10(b)(2) of said Securities Act is not on file with the Commission; provided, however, that: (a) the Distributor will not be obligated to cease offering shares until it has received from the Company written notice of such events, and (b) nothing contained in this Section 1.13 shall in any way restrict or have an application to or bearing upon the Company’s obligation to repurchase Shares from any shareholder in accordance with the provisions of the Company’s Prospectus, Agreement and Declaration of Trust, or By-laws.

1.14

The Company agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

(a)

of any request by the Commission for amendments to the registration statement or Prospectus then in effect or for additional information;

(b)

in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or Prospectus then in effect or the initiation by service of process on the Company of any proceeding for that purpose;

(c)

of the happening of any event that makes untrue any statement of a material fact made in the registration statement or Prospectus then in effect or which requires the making of a change in such registration statement or Prospectus in order to make the statements therein not misleading; and

(d)

of any other event which could reasonably be expected to have a material adverse impact upon the offering of Shares or the Distributor’s provision of services under this Agreement.

For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission unless they would reasonably be expected to have a material negative impact upon the offering of Shares.

1.15

During any period for which a party other than Distributor or one of its affiliates acts as any Fund’s transfer agent (“Transfer Agent”), the following provisions shall apply:

(a)

The Company shall ensure that the Transfer Agent complies with all requirements of law and all provisions of Dealer Agreements that are applicable to the Transfer Agent or the services provided by Transfer Agent, or that are within the control of the Transfer Agent, including without limitation laws and Dealer Agreement provisions with respect to: (i) providing shareholder account data to the dealer or other third parties; (ii) facilitating the transfer of Shares held directly with the Transfer Agent; (iii) indemnifying a dealer against claims to which the dealer may become subject insofar as any Claim arises out of or is based on any error or alleged error made in the calculation of any Fund’s net asset value per Share, to the extent that the Transfer Agent is responsible for such error or alleged error; (iv) providing to Distributor such information required by Distributor to facilitate payment of Rule 12b-1 fees to dealers in a timely and accurate manner; (v) transmitting purchase and redemption orders for Shares through the NSCC Fund/SERV system (“Fund/SERV”) or in certain circumstances through such other means; (vi) making payment for purchases and redemptions of Shares on the settlement date and as otherwise required by the dealer through Fund/SERV; (vii) notifying the dealer whenever an error is made in the calculation of any Fund’s net asset value; (viii) rejecting transactions in Shares originating in states or jurisdictions in which the Fund shares are not qualified for sale; and (ix) complying with applicable escheatment requirements.

(b)

The Company will ensure that the Transfer Agent provides to Distributor at least quarterly (or more frequently to the extent required by law applicable to the Distributor) certifications of the Transfer Agent in a form reasonably acceptable to the Distributor with respect to the Funds’ compliance with anti-money laundering laws, sales caps, breakpoints, and such other certifications as Distributor shall reasonably request from time to time.

1.16

The Company will ensure that any service provider to the Company and/or the Funds other than Distributor or one of its affiliates provides to Distributor such cooperation and information as the Distributor shall reasonably request from time to time, including, without limitation, information to facilitate the Distributor’s compliance with federal securities laws, as defined within Rule 38a-1(e)(1) under the 1940 Act..

1.17

NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR SIMILAR DAMAGES, INCLUDING LOST REVENUE, LOST PROFITS OR LOST OR DAMAGED DATA, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES.

2.

Fees.

2.1

Attached as Schedule B to this Agreement are all plans of distribution under Rule 12b-1 under the 1940 Act approved by the Funds and in effect (collectively, the “Distribution Plan”).  The Funds will deliver to Distributor promptly after any changes thereto updated copies of the Distribution Plan.  For its services under this Agreement, the Distributor shall be compensated and reimbursed for its expenses as set forth on Schedules C and D to this Agreement.  If the Funds have a Distribution Plan that permits and authorizes them to compensate and reimburse the Distributor and required Board approvals have been given, then the Funds shall be responsible for all such compensation and reimbursements or such portions of it as have been permitted and authorized under the Distribution Plan.  It is contemplated by the Distributor that the Adviser shall compensate and reimburse the Distributor for its provision to the Funds of any distribution services for which the Funds are not authorized to compensate and reimburse the Distributor.  The fees set forth on Schedules C and D are subject to change by Distributor upon 30 days advance notice.

2.2

In the event that the Distributor is requested or authorized by the Company or is required by governmental regulation, summons, subpoena, investigation, examination or other legal or regulatory process to produce documents or personnel with respect to services provided by the Distributor to the Company or any Fund, the Company will, so long as the Distributor is not the subject of the investigation or proceeding in which the information is sought, pay the Distributor for its professional time (at its standard billing rates) and reimburse the Distributor for its out-of-pocket expenses (including reasonable attorneys fees) incurred in responding to such requests or requirements.

3.

Sale and Payment.

3.1

Shares of a Fund may be subject to a sales load and may be subject to the imposition of a distribution fee pursuant to the Distribution Plan referred to above.  To the extent that Shares of a Fund are sold at an offering price which includes a sales load or subject to a contingent deferred sales load with respect to certain redemptions (either within a single class of Shares or pursuant to two or more classes of Shares), such Shares shall hereinafter be referred to collectively as “Load Shares” (and in the case of Shares that are sold with a front-end sales load, “Front-end Load Shares”, or Shares that are sold subject to a contingent deferred sales load, “CDSL Shares”).  Funds that issue Front-End Load Shares shall hereinafter be referred to collectively as “Front-End Load Funds.”  Funds that issue CDSL Shares shall hereinafter be referred to collectively as “CDSL Funds.”  Front-end Load Funds and CDSL Funds may individually or collectively be referred as “Load Funds.”  Under this Agreement, the following provisions shall apply with respect to the sale of, and payment for, Load Shares.

3.2

The Distributor shall have the right to offer Load Shares at their net asset value and to sell such Load Shares to the public against orders therefor at the applicable public offering price, as defined in Section 4 hereof.  The Distributor shall also have the right to sell Load Shares to dealers against orders therefor at the public offering price less a concession determined by the Distributor (subject to approval of the Fund’s Board of Trustees), which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in Section 4 below.

3.3

Prior to the time of delivery of any Load Shares by a Load Fund to, or on the order of, the Distributor, the Distributor shall pay or cause to be paid to the Load Fund or to its order an amount in same-day funds equal to the applicable net asset value of such Shares.  The Distributor may retain so much of any sales charge or underwriting discount as is not allowed by the Distributor as a concession to dealers, and shall apply same to the payments of its fees and reimbursement of its expenses under this Agreement.

3.4

With respect to CDSL Funds, the following provisions shall be applicable:

(a)

The Distributor shall be entitled to receive all contingent deferred sales load charges, 12b-1 payments and all distribution and service fees set forth in the Distribution Plan adopted by a CDSL Fund (collectively, the “CDSL Payments”) with respect to CDSL Shares.  The Distributor may assign or sell to a third party (a “CDSL Financing Entity”) all or a part of the CDSL Payments on CDSL Shares that the Distributor is entitled to receive under this Agreement.  The Distributor’s right to the CDSL Payments on such CDSL Shares, if assigned or sold to a CDSL Financing Entity, shall continue after termination of this Agreement.

(b)

Unless the Distributor is legally entitled to receive such fees as the financing entity, the right to receive all CDSL Payments in respect of periods subsequent to the termination of this Agreement shall terminate upon termination of this Agreement.  In the event Distributor assigns or sells all or a part of the CDSL Payments to a CDSL Financing Entity and this Agreement is subsequently terminated, Distributor shall have no obligation to assist the CDSL Financing Entity in connection with such CDSL Financing Entity’s right to receive such CDSL Payments subsequent to such termination.

(c)

The Distributor shall not be required to offer or sell CDSL Shares of a CDSL Fund unless and until it has received a binding commitment (a “Commitment”) from the Company or a CDSL Financing Entity satisfactory to the Distributor, which Commitment shall cover all initial and ongoing expenses and fees related to the offer and sale of such CDSL Shares including, but not limited to, dealer reallowances, financing commitment fees, and legal fees.  If at any time during the term of this Agreement the then-current CDSL financing is terminated through no fault of the Distributor, the Distributor shall have the right to immediately cease offering or selling CDSL Shares until substitute financing becomes effective.

(d)    The Distributor and the Company hereby agree that the terms and conditions set forth herein regarding the offer and sale of CDSL Shares may be amended upon approval of both parties in order to comply with the terms and conditions of any agreement with a CDSL Financing Entity to finance the costs for the offer and sale of CDSL Shares so long as such terms and conditions are in compliance with the Distribution Plan.

4.

Public Offering Price.

The public offering price of a Load Share shall be the net asset value of such Load Share next determined, plus any applicable sales charge, all as set forth in the current Prospectus of the Load Fund.  The net asset value of Load Shares shall be determined in accordance with the then-current Prospectus of the Load Fund.

5.

Issuance of Shares.

The Company reserves the right to issue, transfer or sell Load Shares at net asset values (a) in connection with the merger or consolidation of the Company or the Load Fund(s) with any other investment company or the acquisition by the Company or the Load Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Load Shares pursuant to any exchange and reinvestment privileges described in any then-current Prospectus of the Load Fund; and (e) otherwise in accordance with any then-current Prospectus of the Load Fund.

6.

Term, Duration and Termination.

This Agreement shall become effective with respect to each Fund as of the date first written above (the “Effective Date”) (or, if a particular Fund is not in existence on such date, on the earlier of the date an amendment to Schedule A to this Agreement relating to that Fund is executed or the Distributor begins providing services under this Agreement with respect to such Fund) and, unless sooner terminated as provided herein, shall continue for a two year period following the Effective Date.  Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) by the vote of the Board or the vote of a majority of the outstanding voting securities of such Fund.  This Agreement is terminable without penalty with 60 days’ prior written notice, by the Board, by vote of a majority of the outstanding voting securities of the Company, or by the Distributor.  This Agreement will also terminate automatically in the event of its assignment.  (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested persons” and “assignment” shall have the same meaning as ascribed to such terms in the 1940 Act.)

7.

Privacy.

Nonpublic personal financial information relating to consumers or customers of the Funds provided by, or at the direction of, the Company to the Distributor, or collected or retained by the Distributor to perform its obligations as distributor, shall be considered confidential information.  The Distributor shall not disclose or otherwise use any nonpublic personal financial information relating to present or former shareholders of the Funds other than for the purposes for which that information was disclosed to the Distributor, including use under an exception in Rules 13, 14 or 15 of Securities and Exchange Commission Regulation S-P in the ordinary course of business to carry out those purposes.  The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers and customers of the Funds.  The Company represents to the Distributor that it has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide the Distributor with a copy of that statement annually.

8.

Anti-Money Laundering Compliance.

8.1

Each of Distributor and the Company acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering.  Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects.  The Distributor shall also provide written notice to each person or entity with which it entered an agreement prior to the date hereof with respect to sale of the Company’s Shares, such notice informing such person of anti-money laundering compliance obligations applicable to financial institutions under applicable laws and, consequently, under applicable contractual provisions requiring compliance with laws.

8.2

The Distributor shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by the Distributor with any dealer that is authorized to effect transactions in Shares of the Company.

8.3

Each of Distributor and the Company agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto (“AML Operations”).  Distributor undertakes that it will grant to the Company, the Company’s anti-money laundering compliance officer and regulatory agencies, reasonable access to copies of Distributor’s AML Operations, books and records pertaining to the Company only.  It is expressly understood and agreed that the Company and the Company’s compliance officer shall have no access to any of Distributor’s AML Operations, books or records pertaining to other clients of Distributor.

9.

Notices.

Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail, or by nationally recognized overnight courier, to the party required to be served with such notice at the following address:  if to the Company, to it at 330 Railroad Avenue,Greenwich, CT 06830, with a copy to Thompson Hine LLP, 312 Walnut Street, 14th Floor, Cincinnati, Ohio 45202, Attn:  JoAnn Strasser, Esq.; and if to Distributor, to it at 100 Summer Street, Boston, Massachusetts 02110, Attention: Broker Dealer Chief Compliance Officer, with a copy to BISYS Distribution Services, 3435 Stelzer Road, Columbus, Ohio 43219, Attention: President, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

10.

Confidentiality.

During the term of this Agreement, the Distributor and the Company may have access to confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients.  As used in this Agreement, “Confidential Information” means information belonging to the Distributor or the Company which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to either party, including, without limitation, financial information, business practices and policies, know-how, trade secrets, market or sales information or plans, customer lists, business plans, and all provisions of this Agreement.  Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known without breach of this Agreement, (ii) the information is disclosed to the other party by a third party not under an obligation of confidentiality to the party whose Confidential Information is at issue of which the party receiving the information should reasonably be aware, or (iii) the information is independently developed by a party without reference to the other’s Confidential Information.  Each party will protect the other’s Confidential Information with at least the same degree of care it uses with respect to its own Confidential Information, and will not use the other party’s Confidential Information other than in connection with its obligations hereunder.  Notwithstanding the foregoing, a party may disclose the other’s Confidential Information if (i) required by law, regulation or legal process or if requested by any Agency; (ii) it is advised by counsel that it may incur liability for failure to make such disclosure; (iii) requested to by the other party; provided that in the event of (i) or (ii) the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicably and cooperate with the other party (at such other party’s expense) in any efforts to prevent such disclosure.

10.

Governing Law .

This Agreement shall be construed in accordance with the laws of the State of New York, without regard to New York’s conflicts of laws principles, and the applicable provisions of the 1940 Act.

11.

Prior Agreements.

This Agreement constitutes the complete agreement of the parties as to the subject matter covered by this Agreement, and supersedes all prior negotiations, understandings and agreements bearing upon the subject matter covered by this Agreement.

12.

Amendments.

No amendment to this Agreement shall be valid unless made in writing and executed by both parties hereto.

13.

Matters Relating to the Company as an Ohio Business Trust.

It is expressly agreed that the obligations of the Company hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Company personally, but shall bind only the property of the Company.  The execution and delivery of this Agreement have been authorized by the Board, and this Agreement has been signed and delivered by an authorized officer of the Company, acting as such, and neither such authorization by the Board nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on them personally, but shall bind only the property of the Company.

*

*

*

*

*

*

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

Greenwich Advisors Trust

By:

Name:

Title:

BISYS Fund Services Limited Partnership

By:  BISYS Fund Services, Inc.,
its General Partner

By:

Name:

Title:

SCHEDULE A

FUNDS

Greenwich India Select Fund

SCHEDULE B

DISTRIBUTION PLAN

GREENWICH ADVISORS TRUST

CLASS A DISTRIBUTION PLAN

PURSUANT TO RULE 12b-1

       (adopted February __, 2007)

WHEREAS, Greenwich Advisors Trust, an Ohio business trust (the “Trust”), engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust is authorized to issue an unlimited number of shares of beneficial interest without par value (the “Shares”), which may be divided into one or more series of Shares; and

WHEREAS, the Trustees of the Trust as a whole, and the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreement relating hereto (the “Qualified Trustees”), having determined, in the exercise of reasonable business judgment and in light of their fiduciary duties under state law and under Section 36(a) and (b) of the 1940 Act, that there is a reasonable likelihood that this Plan will benefit the Greenwich Advisors India Select Fund (the “Fund”);

NOW THEREFORE, the Trust hereby adopts this Plan for the Class A Shares of the Fund, in accordance with Rule 12b-1 under the 1940 Act, on the following terms and conditions:

1.

Distribution Activities.  Subject to the supervision of the Trustees of the Trust, the Fund may, directly or indirectly, engage in any activities related to the distribution of Class A Shares of the Fund, which activities may include, but are not limited to, the following:  (a) payments, including incentive compensation, to securities dealers or other financial intermediaries, financial institutions, investment advisers and others that are engaged in the sale of Class A Shares, or that may be advising shareholders of the Fund regarding the purchase, sale or retention of Class A Shares; (b) payments made to securities dealers or other financial intermediaries, financial institutions, investment advisers and others that hold Class A Shares for shareholders in omnibus accounts or as shareholders of record or provide shareholder support or administrative services to the Fund and its shareholders, or that render shareholder support services not otherwise provided by the Fund’s transfer agent, including, but not limited to, allocated overhead, office space and equipment, telephone facilities and expenses, answering routine inquiries regarding the Fund, processing shareholder transactions, and providing such other shareholder services as the Trust may reasonably request; (c)  expenses of maintaining personnel (including personnel of organizations with which the Fund has entered into agreements related to this Plan) who engage in or support distribution of Class A Shares; (d) costs of preparing, printing and distributing prospectuses and statements of additional information and reports of the Fund for recipients other than existing shareholders of the Fund; (e) costs of formulating and implementing  marketing and promotional activities, including, but not limited to, sales seminars, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (f) costs of preparing, printing and distributing sales literature; (g) costs of obtaining such information, analyses and reports with respect to marketing and promotional activities as the Fund may, from time to time, deem advisable; and (h) costs of implementing and operating this Plan.  The Trust is authorized to engage in the activities listed above, and in any other activities related to the distribution of Class A Shares, either directly or through other persons with which the Trust has entered into agreements related to this Plan.

2.

Fees.

The Fund will pay the Fund’s distributor (the “Distributor”) an annual fee for the Distributor’s services in connection with the sales and promotion of the Fund, including its expenses in connection therewith.  The annual fee paid to the Distributor under this Plan will be calculated daily and paid monthly by the Fund on the first day of each month at an annual rate of 0.50% of the average daily net assets of the Class A Shares of the Fund.

3.

Term and Termination.

(a)

This Plan shall become effective with respect to the Fund upon:  (i) execution of this Plan; and (ii) the first issuance of Class A Shares of the Fund.

(b)

Unless terminated as herein provided, this Plan shall continue in effect for one year from the effective date and shall continue in effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved by votes of a majority of both:  (i) the Trustees of the Trust and; and (ii) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such approval.

(c)

This Plan may be terminated with respect to the Fund at any time by the vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Class A Shares of the Fund.  If this Plan is terminated with respect to the Fund, the Fund will not be required to make any payments for expenses incurred after the date of termination.

4.

Amendments.  All material amendments to this Plan must be approved in the manner provided for annual renewal of this Plan in Section 3(b) hereof.  In addition, this Plan may not be amended to increase materially the amount of expenditures provided for in Section 2 hereof unless such amendment is approved by a vote of the majority of the outstanding voting securities (as defined in the 1940 Act) of the Class A Shares of the Fund to which the increase applies.

5.

Selection and Nomination of Trustees.  While this Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the 1940 Act) of the Trust shall be committed to the discretion of the Trustees who are not interested persons of the Trust.

6.

Quarterly Reports.  The Treasurer of the Trust shall provide to the Trustees and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and any related agreement and the purposes for which such expenditures were made.

7.

Recordkeeping.  The Trust shall preserve copies of this Plan and any related agreement and all reports made pursuant to Section 6 hereof, for a period of not less than six years from the date of this Plan, the agreements or such reports, as the case may be, the first two years in an easily accessible place.

8.

Limitation of Liability.  A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the State of Ohio and notice is hereby given that this Plan is executed on behalf of the Trustees of the Trust as trustees and not individually and that the obligations of this Plan are not binding upon the Trustees, the shareholders of the Trust individually or, with respect to the Fund, the assets or property of any other series of the Trust, but are binding only upon the assets and property of the Fund, respectively.

Greenwich Advisors Trust

Dated: February __, 2007

By: ________________________________

Suhas S. Kundapoor, President

GREENWICH ADVISORS TRUST

CLASS C DISTRIBUTION PLAN

PURSUANT TO RULE 12b-1

   (adopted February __, 2007)

WHEREAS, Greenwich Advisors Trust, an Ohio business trust (the “Trust”), engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust is authorized to issue an unlimited number of shares of beneficial interest without par value (the “Shares”), which may be divided into one or more series of Shares; and

WHEREAS, the Trustees of the Trust as a whole, and the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreement relating hereto (the “Qualified Trustees”), having determined, in the exercise of reasonable business judgment and in light of their fiduciary duties under state law and under Section 36(a) and (b) of the 1940 Act, that there is a reasonable likelihood that this Plan will benefit the Greenwich Advisors India Select Fund (the “Fund”);

NOW THEREFORE, the Trust hereby adopts this Plan for the Class C Shares of the Fund, in accordance with Rule 12b-1 under the 1940 Act, on the following terms and conditions:

1.

Distribution Activities.  Subject to the supervision of the Trustees of the Trust, the Fund may, directly or indirectly, engage in any activities related to the distribution of Class C Shares of the Fund, which activities may include, but are not limited to, the following:  (a) payments, including incentive compensation, to securities dealers or other financial intermediaries, financial institutions, investment advisers and others that are engaged in the sale of Class C Shares, or that may be advising shareholders of the Fund regarding the purchase, sale or retention of Class C Shares; (b) expenses of maintaining personnel (including personnel of organizations with which the Fund has entered into agreements related to this Plan) who engage in or support distribution of Class C Shares; (c) costs of preparing, printing and distributing prospectuses and statements of additional information and reports of the Fund for recipients other than existing shareholders of the Fund; (d) costs of formulating and implementing  marketing and promotional activities, including, but not limited to, sales seminars, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (e) costs of preparing, printing and distributing sales literature; (f) costs of obtaining such information, analyses and reports with respect to marketing and promotional activities as the Fund may, from time to time, deem advisable; and (g) costs of implementing and operating this Plan.  The Trust is authorized to engage in the activities listed above, and in any other activities related to the distribution of Class C Shares, either directly or through other persons with which the Trust has entered into agreements related to this Plan.

3.

Distribution Fees.

The Fund will pay the Fund’s distributor (the “Distributor”) an annual fee for the Distributor’s services in connection with the sales and promotion of the Fund, including its expenses in connection therewith.  The annual fee paid to the Distributor under this Plan will be calculated daily and paid monthly by the Fund on the first day of each month at an annual rate of 0.75% of the average daily net assets of the Class C Shares of the Fund.

3.

Service Fees.

In addition to the payments provided for in Section 2 and in order to further enhance the distribution of the Fund’s Class C Shares, the Fund may compensate securities dealers or other financial intermediaries, financial institutions, investment advisers and others that (a) hold Class C Shares for shareholders in omnibus accounts or as shareholders of record or provide shareholder support or administrative services to the Fund and its shareholders or (b) render shareholder support services not otherwise provided by the Fund’s transfer agent, including, but not limited to, allocated overhead, office space and equipment, telephone facilities and expenses, answering routine inquiries regarding the Fund, processing shareholder transactions, and providing such other shareholder services as the Trust may reasonably request.   These service fees shall be paid in an amount determined by the Trustees, but in no event to exceed an annual rate of 0.25% of the average daily net assets of the Class C Shares of the Fund.  If the NASD adopts a definition of “service fees” for purposes of Section 26(d) of the Rules of Fair Practice of the NASD (or any successor to such rule) that differs from the definition if service fees hereunder, the definition of service fees hereunder shall be automatically amended, without further action of the parties, to conform to such NASD definition.

4.

Term and Termination.

(c)

This Plan shall become effective with respect to the Fund upon:  (i) execution of this Plan; and (ii) the first issuance of Class C Shares of the Fund.

(d)

Unless terminated as herein provided, this Plan shall continue in effect for one year from the effective date and shall continue in effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved by votes of a majority of both:  (i) the Trustees of the Trust and; and (ii) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such approval.

(c)

This Plan may be terminated with respect to the Fund at any time by the vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Class C Shares of the Fund.  If this Plan is terminated with respect to the Fund, the Fund will not be required to make any payments for expenses incurred after the date of termination.

5.

Amendments.  All material amendments to this Plan must be approved in the manner provided for annual renewal of this Plan in Section 4(b) hereof.  In addition, this Plan may not be amended to increase materially the amount of expenditures provided for in Sections 2 and 3 hereof unless such amendment is approved by a vote of the majority of the outstanding voting securities (as defined in the 1940 Act) of the Class C Shares of the Fund to which the increase applies.

6.

Selection and Nomination of Trustees.  While this Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the 1940 Act) of the Trust shall be committed to the discretion of the Trustees who are not interested persons of the Trust.

7.

Quarterly Reports.  The Treasurer of the Trust shall provide to the Trustees and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and any related agreement and the purposes for which such expenditures were made.

8.

Recordkeeping.  The Trust shall preserve copies of this Plan and any related agreement and all reports made pursuant to Section 7 hereof, for a period of not less than six years from the date of this Plan, the agreements or such reports, as the case may be, the first two years in an easily accessible place.

9.

Limitation of Liability.  A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the State of Ohio and notice is hereby given that this Plan is executed on behalf of the Trustees of the Trust as trustees and not individually and that the obligations of this Plan are not binding upon the Trustees, the shareholders of the Trust individually or, with respect to the Fund, the assets or property of any other series of the Trust, but are binding only upon the assets and property of the Fund, respectively.

Greenwich Advisors Trust

Dated: February __, 2007

By: ________________________________

Suhas S. Kundapoor, President

SCHEDULE C

COMPENSATION OF THE DISTRIBUTOR

1. BASIC DISTRIBUTION SERVICES.  For providing the distribution entity and related infrastructure and platform, including requisite registrations and qualifications, premises, personnel, compliance, ordinary Board meeting preparation, maintenance of selling agreements, including negotiation of up to 10 non-standard selling agreements per annum, clearance of advertising and sales literature with regulators (up to 25 new* pieces per annum and up to 20 web pages per annum), ordinary supervisory services and overhead, the Distributor shall receive an annual fee of $20,000, billed monthly.

2. SPECIAL DISTRIBUTION SERVICES.  For special distribution services, including those set forth on Schedule D to this Agreement, such as filing appropriate documentation for advisory representatives to qualify as registered representatives of the Distributor (provided that the Adviser is solely responsible for its representatives’ meeting examination requirements) and their related registrations and fees, additional personnel, registrations, marketing services, additional clearance of advertising and sales literature with regulators (above the 25 new* pieces and 20 web pages per annum), selling agreement negotiation (above 10 agreements per annum), printing and fulfillment, website services, proprietary distribution expertise for particular circumstances, and any other services in addition to the basic distribution services covered by Paragraph 1 above, the Distributor shall be reimbursed promptly upon invoicing its fees and expenses for such services, including: (a) all costs to support additional personnel; (b) regulatory fees including NASD CRD costs associated with marketing materials; and (c) printing, postage and fulfillment costs, and (d) amounts payable under additional agreements to which Distributor is a party.

3. SPECIAL CONDUIT SITUATIONS.  If the Distribution Plan, or any other Fund plans of distribution under Rule 12b-1 that contemplate up front and/or recurring commission and/or service payments to broker dealers, retirement plan administrators or others by the Distributor with respect to back-end loads, level loads, or otherwise, unless expressly agreed otherwise in writing between the parties, all such payments shall be made to the Distributor, which shall act as a conduit for making such payments to such broker-dealers, retirement plan administrators or others.

4. OTHER PAYMENTS BY THE DISTRIBUTOR.  If the Distributor is required to make any payments to third parties in respect of distribution, which payments are contemplated by the parties to this Agreement or otherwise arise in the ordinary course of business, the Distributor shall be promptly reimbursed for such payments upon invoicing them.

* Previously reviewed pieces will be considered new if material revisions have been made, as determined by BISYS in its sole discretion.

5. FEE ADJUSTMENTS.  The fixed fees and other fees expressed as stated dollar amounts in this Schedule C and in this Agreement are subject to annual increases, commencing on the one-year anniversary date of the date of this Agreement, in an amount equal to the percentage increase in consumer prices for services as measured by the United States Consumer Price Index entitled “All Services Less Rent of Shelter,” or a similar index should such index no longer be published, since such one-year anniversary or since the date of the last fee increase, as applicable.

6.  FEES AND EXPENSES.  Except as expressly set forth in this Agreement, out-of-pocket fees and expenses incurred by Distributor in the performance of its services under this Agreement are not included in the fees set forth in this Agreement.  Such out-of-pocket fees and expenses may include, without limitation:

•

reasonable travel and entertainment costs;

•

fees of auditors and accountants;

•

expenses incurred by the Distributor in qualifying, registering and maintaining the registration of the Distributor and each individual comprising Wholesaling Personnel as a registered representative of the Distributor under applicable federal and state laws and rules of the NASD, e.g., CRD fees and state fees;

•

sponsorships, promotions, sales incentives;

•

any and all compensation to be paid to a third party as paying agent for distribution activities (platform fees, finders fees, sub-TA fees, 12b-1 pass thru, commissions, etc.);

•

costs and expenses incurred for telephone service, photocopying and office supplies;

•

advertising costs;

•

costs for printing, paper stock and costs of other materials, electronic transmission, courier, talent utilized in sales materials (e.g. models), design output, photostats, photography, and illustrations;

•

packaging, shipping, postage, and photocopies;

•

taxes that are paid or payable by the Distributor or its affiliates in connection with its services hereunder, other than taxes customarily and actually imposed upon the income that the Distributor receives hereunder; and

•

amounts paid to the NASD based on Distributor’s revenue and/or the number of Distributor’s registered representatives.

SCHEDULE D

SPECIAL DISTRIBUTION SERVICES AND FEES

Services	Fees

1.  Wholesaling Personnel Services

Wholesaling Personnel may be external wholesalers and/or internal wholesalers.

Services include soliciting support of the Funds with selling broker dealers; participating in promotional meetings, presentations, conferences and other and forums; identifying high potential personnel of the Adviser and selling broker dealers; and assisting with mail solicitations and literature fulfillment.

Wholesaling Personnel Services Fees

For each individual constituting the Wholesaling Personnel employed by the Distributor pursuant to this Agreement, the Distributor shall receive annually an amount equal to the sum of:

(i) all compensation paid annually by the Distributor to the employee; plus

(ii) a management oversight fee equal to:

(a)

if one to four Wholesaling Personnel are employed, 30% of the salary compensation and 5% of the bonus or commission compensation, or

(b)

if five or more Wholesaling Personnel are employed, 25% of the salary compensation and 5% of the bonus or commission compensation;

plus

(iii) 18% of the total compensation (covering costs of the Distributor’s employee benefits that are provided by the Distributor).

In addition, the Distributor shall be reimbursed for all related costs to support, educate and train and maintain compliance oversight of Wholesaling Personnel and other personnel such as sales management, marketing and performance reporting personnel (including time and expenses, continuing education, seminars, rent, supplies, phone, computers, firm element, license, registration)

Upon any termination of Wholesaling Personnel at the request of the Funds or upon termination of this Agreement by the Funds for any reason other than cause, the Distributor will be reimbursed its severance costs with respect to such terminated Wholesaling Personnel.

2.  Registration of Personnel:

Services include filing appropriate documentation for advisory representatives to qualify as registered representatives of the Distributor (provided that the Adviser is solely responsible for its representatives’ meeting examination requirements) and their related registrations and fees.

Registration of Personnel Fees: $5,000 per registration per year, plus out-of-pocket expenses. $5,000 per Office of Supervisory Jurisdiction per year.

3.  Marketing and Related Services

Marketing Execution: services include identification and development of appropriate marketing and communications programs, projects and other initiatives; collaboration on initiating, researching, developing, and delivering appropriate sales and marketing materials; and management of marketing and advertising projects.

Performance Reporting: services include creation of templates for monthly fact sheets and quarterly fact sheets; populating templates with performance data obtained from third parties; and coordinating steps needed for final printing and distribution.

Creative Communication and Editorial Services: services include preparing drafts of textual commentary and management discussion and analysis for annual; and semi-annual reports, including portfolio manager interviews; providing creative design and direction; and coordinating production, including typesetting (initial composition and changes to composition), charts and ancillary items.

Production Timing:

•

No timing guarantees can be made for completion of monthly and quarterly fact sheets where any of the information needed to produce the reports is generated by service providers other than the Distributor.  However, a basic estimate of turnaround time may be given based upon when the unit receives all necessary data in good order.  Under normal conditions, the Performance Reporting unit expects to make proofs ready for review (either printed or electronic PDF format) by the 4th business day after the final piece of data is received.  If compliance review is necessary (e.g., when Morningstar ratings data is used) an additional 2 days may be required for review.

•

Printing turnaround (once the factsheets are signed-off by the client) is usually approximately 4-5 calendar days with most jobs shipping by the 5th day.

•

If requested, final electronic PDF files may be generated and e-mailed on the day the job is signed-off on by the client. These PDFs may be distributed and printed as necessary until the final printed pieces arrive.

•

Negotiation of Dealer Agreements in excess of 10 per annum

•

Review of Advertising and Sales Literature for Clearance by Regulators (above 25 new* pieces and 20 web pages per annum)

Marketing and Related Services Fees

Marketing Execution: Quote available upon request.

Performance Reporting

Monthly Reports

Monthly Updating and Typesetting -- $850 - $1,000 per sheet per month (for an All-in-One style report)

Initial Design and Setup (1-time charge) -- $500 per sheet

Quarterly Reports

Quarterly Updating and Typesetting -- $300 - $350 per Fund sheet per Share Class per quarter

Initial Design and Setup per Fund sheet (1-time charge) -- $500 per Fund sheet

Annual & Semi-Annual Reports

Coordination:

•

$3,000 Initial Fee (includes Chairman’s Letter and 1st Fund)

•

$500 for each additional Fund

NOTE: The above charges do not include the typesetting, printing, shipping, fulfillment, Edgar filing or quick-turnaround charges that may be incurred from the financial printer.  The above fees are for coordinating the project only.

Creative Communication and Editorial Services

Quote available upon request.

Distributor’s standard hourly rate

Distributor’s standard hourly rate

4.  FRC Services

FRC’s program components include:

-Mutual Fund Views on the News and Monitor Publications

-Market Analytics Publications
-Advanced Research Publications
-Subject Matter Expert Direct Access

The Company acknowledges that certain FRC publications may be provided only to parties that have entered into a written agreement or addendum that sets forth the terms of use of such publications and the associated fee.  The Company will notify the Distributor whether the Company or the Adviser or both will enter into such an agreement or addendum.  The Company acknowledges that if only one of the Company or the Adviser enters into such agreement or addendum, the other party will be prohibited from receiving or using such publications.

FRC Services Fees

Mutual Fund Views on the News and Monitor Publications:  $7,650.00

Market Analytics Publications: Quote available upon request.

Advanced Research Publications:

White Papers - FRC Vision (typical cost is approximately $2,500)

•

Research Studies (costs vary, however typically range between $6,000 and $12,500)

Subject Matter Expert Direct Access: Quote available upon request

Other FRC Fees:

•

All subsequent content and support hours may be purchased at a 20% discount from standard pricing.

* Previously reviewed pieces will be considered new if material revisions have been made, as determined by BISYS in its sole discretion.